EXHIBIT (j)(2)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
BB&T Equity Index Fund:
We consent to the use of our report, incorporated herein by reference, dated February 27, 2008, with respect to the financial statements of the BB&T Equity Index Fund as of December 31, 2007 and to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Custodian” in the Statement of Additional Information.
/s/ KPMG LLP
Philadelphia, Pennsylvania
April 28, 2008